UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2010

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, the Company’s Compensation Committee of the Board of Directors (the “Committee”), after analyzing relevant performance information, including each individual’s Achievement of Job Description and Attainment of Company-Wide Goals documents, determined that 2010 performance bonuses should be granted for payment in 2011 for named executive officers.  The following named executive officers will receive the following bonuses (equal to 25% of their respective 2010 year-end base compensation: William A. Carter (Chairman & CEO) - $200,000; Thomas K. Equels (Executive Vice Chairman, Secretary & General Counsel) - $100,000; and Charles Bernhardt (CFO & Chief Accounting Officer) - $50,000.  The following named executive officers will receive the following bonuses (equal to 20% of their respective 2010 year-end base compensation): David Strayer (Medical Director) - $48,737; Wayne Springate (V.P. of Operations) - $36,300; and Russel Landers (V.P. of Process and Quality Assurance) - $43,076.

In addition, on December 22, 2010, the Committee approved the issuance to William A. Carter of 10 year options to purchase up to 73,728 shares of the Company’s common stock.  The options are to be issued pursuant to the Company’s 2009 Equity Incentive Plan and replace an identical number of 10 year options previously issued to Dr. Carter under the Company’s 1990 Stock Option Plan, which options expired in August 2010.  The exercise price of the replacement options is $2.71 per share, the same as the exercise price of the expired options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

December 23, 2010	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer